UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2010
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama	35203

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 250-8700
Not applicable

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Repurchase of Series B Units
     Colonial Properties Trust’s (the “Trust”) operating partnership, Colonial Realty Limited Partnership (“CRLP”; and, together with the Trust, the “Company”), has reached an agreement in principal to repurchase approximately half of the 2,000,000 outstanding 7.25% Series B Cumulative Redeemable Preferred Units of CRLP, par value $50.00 per unit (the “Preferred Units”), from the existing holders for approximately $47.0 million (plus accrued but unpaid dividends). The Preferred Units had originally been issued in a private placement in February 1999 and are exchangeable for 7.25% Series B Preferred Shares of the Trust, in whole or in part at any time on or after January 1, 2014, at the option of the holders. The repurchase is subject to the negotiation and completion of appropriate documentation and the satisfaction of customary closing conditions. The repurchase is currently expected to occur in December 2010. If completed, the Company anticipates that CRLP will use funds from its existing unsecured credit facility, and other available funds, to satisfy the purchase price.
New Multifamily Development
During December 2010, the Company commenced development of Colonial Grand at Hampton Preserve, a 486-unit multifamily apartment community located in Tampa, Florida. Total project development costs, including land acquisition costs, are expected to be $58.3 million. The development is expected to be completed in the fourth quarter of 2012.
United States Federal Income Tax Consequences — Sunset of Tax Provisions.
     The Trust has filed as Exhibit 99.1 attached to and incorporated by reference in the Current Report on Form 8-K of the Trust, filed with the SEC on May 10, 2010 (the “May 2010 Form 8-K”), a description (as amended or supplemented from time to time) of certain material federal income tax consequences related to the taxation of the Trust as a real estate investment trust, or REIT, and the ownership and disposition of common shares of beneficial interest, par value $0.01 per share, of the Trust (the “common shares”). Several of the tax considerations described in Exhibit 99.1 to the May 2010 Form 8-K are subject to a sunset provision (see discussion under the heading “Other Tax Considerations—Sunset of Tax Provisions” in Exhibit 99.1 to the May 2010 Form 8-K). The sunset provisions generally provide that, for taxable years beginning after December 31, 2010, certain provisions that are currently in the Internal Revenue Code of 1986, as amended, will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for capital gain of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gain rate to qualified dividend income, and certain other tax rate provisions. With respect to the scheduled sunset of these provisions, a potential extension of the reduced tax rates is currently being considered by Congress and the Company cannot predict whether such extension will in fact be enacted. Each potential investor in the Trust’s common shares is urged to consult with its own tax advisor regarding the status of these potential extensions and the related impact on the investor’s particular tax consequences.
Colonial Grand at Traditions Litigation
     As previously disclosed, during April 2007, the Company and its joint venture partner each guaranteed up to $3.5 million, for an aggregate of up to $7.0 million, of a $34.1 million construction loan obtained by TA-Colonial Traditions LLC, the Colonial Grand at Traditions joint venture (the “Joint Venture”), in which the Company has a 35% noncontrolling interest. Construction at this site is complete and the project was placed into service during 2008. In September 2009, the Company determined it was probable that it would have to fund the partial loan repayment guarantee and, accordingly, $3.5 million was recorded for the guarantee on September 30, 2009. As of September 30, 2010, the joint venture had drawn $33.4 million on the construction loan, which matured by its terms on April 15, 2010. The estimated fair market value of the property in the joint venture is significantly less than the principal amount due on the construction loan. In October 2010, Regions Bank, the lender, filed a complaint in the Circuit Court of Baldwin County, Alabama seeking appointment of a receiver for the Colonial Grand at Traditions, demanding payment of the outstanding balance under the loan from the joint venture and demanding payment on the guarantee from each of the guarantors, including the Company, together with outstanding interest on the loan (which as of September 30, 2010, was approximately $1.1 million). On October 26, 2010, the lender placed the property in receivership, which allowed the lender to replace the Company as property manager and take control of the property’s cash flow.
     On or about December 2, 2010, the Joint Venture and SM Traditions Associates, LLC (the “JV Parties”), which owns a 65% controlling interest in the Joint Venture, filed cross-claims in the Circuit Court of Baldwin County, Alabama against the Company and certain of its subsidiaries (collectively, the “Colonial Parties”), in connection with the development and management of the Colonial Grand at Traditions by the Colonial Parties. The JV Parties assert several claims relating to the Company’s oversight and involvement in the development and construction of the property, including breach of management and development agreements, material misrepresentation, fraudulent concealment and breach of fiduciary duty. The JV Parties also assert that the Colonial Parties conspired with the lender in connection with the activities alleged. The JV Parties have made a demand for an accounting of the costs of development and construction and claim damages of at least $13 million, plus attorney’s fees.
     The Company believes the JV Parties’ allegations lack merit and intends to vigorously defend itself against these claims. However, the Company cannot predict the outcome of any pending litigation and may be subject to consequences that could include damages, fines, penalties and other costs. The Company’s management believes that any liability that could be imposed on the Company in connection with the disposition of any pending lawsuits would not have a material adverse effect on the Company’s business, results of operations, liquidity or financial condition.
* * *
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, economic, business and real estate conditions and markets, including recent deterioration in the economy and high unemployment in the U.S., together with the downturn in the overall U.S. housing market resulting in weakness in the multifamily market and the extent, strength and duration of the current recession or recovery; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the Company’s ability to continue to maintain its status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency actions on the cost and availability of new debt financings; level and volatility of interest or capitalization rates or capital market conditions;

effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
     Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this Current Report on Form 8-K.
     The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
     This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: December 10, 2010	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP By: Colonial Properties Trust, its general partner
Date: December 10, 2010	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III
President and Chief Financial Officer